Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-171813) pertaining to the Harley-Davidson, Inc. Employee Stock Purchase Plan of our report dated March 20, 2020, with respect to the financial statements of the Harley-Davidson, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin
March 20, 2020